SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2006

COMMERCE DEVELOPMENT CORPORATION, LTD.
(Exact name of registrant as specified in Charter)

Delaware	333-104647	33-0843696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
(Address of Principal Executive Offices)

(310) 208-1182
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2006, the Registrant entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with three accredited investors (collectively, the “Buyers”) pursuant to which the Registrant issued 1,302,999 shares of the Company’s Common Stock in consideration for $50,000 in cash.

There are no material relationships between the Registrant or its affiliates and any of the parties of the Securities Purchase Agreement.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On April 17, 2006, pursuant to the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”), Younes & Soraya Nazarian Revocable Trust, the David & Angella Nazarian Family Trust and Sam Nazarian (the “Investor Group”) acquired a majority of the Registrant’s issued and outstanding shares of common stock (the “Common Stock”) in consideration for $701,396 in cash, from nine stockholders of the Registrant including Silas Phillips, a resigning director (see Item 5.02 of this Current Report on Form 8-K). The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Securities Purchase Agreement, the Registrant issued 1,302,999 shares of the Company’s Common Stock to the Buyers in exchange for an aggregate of $50,000 in cash. The offer and sale of all securities pursuant to the foregoing transaction was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Rule 506 insofar as: (1) each investor was accredited within the meaning of Rule 501(a); (2) the transfer of the securities were restricted by the Registrant in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

Item 5.01	Changes in Control of Registrant.

On April 17, 2006, the Investor Group acquired a controlling interest in the Registrant through the acquisition of 40,964 shares (the “Shares”) of the Registrant’s common stock directly from nine stockholders of the Company, pursuant to Stock Purchase Agreements (referred to herein as the “Transactions”), which Shares represented a majority of the then-outstanding shares of common stock of the Registrant. No securities were issued by the Registrant in connection with these Transactions.

The source of funds used as consideration for the Transactions was cash on hand. No part of the consideration used to acquire control of the Registrant was from a loan. The total cash consideration used by the Investor Group to acquire control of the Registrant (by acquiring the Shares from the Registrant’s stockholders as described in this report) was $709,326.

Further information about the Registrant is available and set forth in the Registrant’s Form 10-KSB as filed with the Securities and Exchange Commission on April 7, 2006, which is incorporated by reference into this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 17, 2006, Mr. Jason Farber was appointed as a member of the Board of Directors. Mr. Farber is not a director of any other reporting company. Other than the Transactions described in Item 1.01 and Item 5.01 above, no transactions occurred in the last two years to which the Registrant was a party in which Mr. Farber had or is to have a direct or indirect material interest. Mr. Farber has not been appointed to any committee of the Company’s Board of Directors.

Effective April 17, 2006, Mr. Silas Phillips resigned as the sole member of the board of directors of the Registrant. There were no disagreements between Mr. Phillips and any officer of the Registrant.

Effective April 17, 2006, Mr. Silas Phillips resigned as President, Chief Executive Officer, Acting Chief Financial Officer and Secretary of the Registrant.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement

10.2	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE DEVELOPMENT CORPORATION, LTD.

Date: April 17, 2006	By:	/s/ Silas Phillips
Silas Phillips, Chief Executive Officer